EXHIBIT 99.1

Investor Relations Contact: Rod Cooper (831.439.2371) rod.j.cooper@seagate.com

Media Relations Contact:
Brian Ziel (831.439.5429)
brian.ziel@seagate.com

SEAGATE TECHNOLOGY ANNOUNCES SALE OF SHARES BY NEW SAC UNDER

REGISTRATION STATEMENT

SCOTTS VALLEY, CA – September 20, 2004 – Seagate Technology (NYSE:STX) announced today that its largest shareholder, New SAC, has sold 30 million shares in a transaction underwritten by Goldman, Sachs & Co. This sale represents approximately 10.6 % of New SAC’s holdings in Seagate.

This sale was made under Seagate’s S-3 registration statement covering resales of Seagate stock held by New SAC and reflects the continued orderly disposition of New SAC’s holdings of Seagate stock.

Copies of the final prospectus supplement, when available, may be obtained from the offices of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004.

About Seagate

Seagate is the worldwide leader in the design, manufacturing and marketing of hard disc drives, providing products for a wide-range of Enterprise, Desktop, Mobile Computing, and Consumer Electronics applications. The company is committed to delivering award-winning products, customer support and reliability, to meet the world’s growing demand for information storage.

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